Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-280321, 333-276628, 333-276626), Form S-8 (Nos. 333-264086, 333-256617, 333-172206, 333-180363, 333-187204, 333-202325, 333-209904, 333-215555, 333-219667, 333-222561, 333-229214, 333-232441, 333-239810, 333-272753, 333-276625, 333-276620, 333-281295, 333-289643) and Form S-8/S-3 (No. 333-194084) of Standard BioTools Inc. of our report dated March 16, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Irvine, California

March 16, 2026